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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF DIAMETRICS MEDICAL, INC.

     The Company's consolidated subsidiaries are shown below, together with the percentage of voting securities owned and the state or jurisdiction of each subsidiary:


                                              Percentage of
                                            Outstanding Voting
Subsidiaries                                Securities Owned
------------                                -----------------

Diametrics Medical, Ltd.                          100%
(United Kingdom)